EXHIBIT 10.1

DESCRIPTION OF 2011 SALARIES FOR

NAMED EXECUTIVE OFFICERS

(Updated and restated as of January 18, 2011)

Salaries for executive officers consist of two components: cash, and salary stock units. Salary stock units are credited periodically during the year and are paid in accordance with a written program.

Annualized salary rates effective January 1, 2011 for the current executive officers of the Company who are named in the executive compensation disclosures of the Company’s 2010 proxy statement in relation to fiscal year 2009 (“2009 Named Executive Officers”) are:

Officer Name	Cash Salary	Salary Stock Units
D. Bryan Jordan	$800,000	$320,000
William C. (B.J.) Losch III	400,000	160,000
Charles G. Burkett	742,650	297,050
Charles T. Tuggle, Jr.	475,000	190,000

Frank J. Gusmus, Jr. was a 2009 Named Executive Officer but stepped down from his executive officer position starting January 1, 2011 as part of a previously-disclosed retirement process. Mr. Gusmus currently remains employed in a non-executive capacity and is expected to retire completely on March 31, 2011. Salary rates generally continue in effect until they are changed.